UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

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HEALTHTECH SOLUTIONS, INC./UT

(Exact name of registrant as specified in its charter)

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Utah	0-51012	84-2528660
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

181 Dante Avenue, Tuckahoe, New York 10707

(Address of Principal Executive Office) (Zip Code)

844-926-3399

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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ITEM 5.02	ELECTION OF DIRECTOR

On July 13, 2021 the Registrant's Board of Directors appointed Paul Mann to serve on the Registrant's Board of Directors.

Information regarding Paul Mann follows:

Paul Mann. Mr. Mann has been appointed to the Board in order that he may contribute his expertise and experience with investment in the healthcare and biotechnology industries. Mr. Mann is the Chairman of Varian Biopharmaceuticals, which was recently acquired by the Registrant. Since 2020 Mr. Mann has been engaged as a consultant and analyst for DSAM Partners providing investment advice relating to the healthcare industry. From 2018 to 2020, Mr. Mann was employed as the Chief Financial Officer of Polarity TE, Inc. (NASDAQ: PTE), a biotechnology company. From 2011 to 2018 Mr. Mann was employed as portfolio manager or analyst by, in succession, UBS, Lodestone Natural Resources, Soros Fund Management and Highbridge Capital. Between 2000 and 2011 Mr. Mann spent 11 years as a sellside analyst at Morgan Stanley and Deutsch Bank. Mr. Mann has been a member of the Board of Directors and Chairman of the Audit Committee of Abeona Therapeutics Inc. since 2020. In 1998 Mr. Mann graduated from Cambridge University with an M.A. (Cantab) and M. Eng. after studying Natural Sciences and Chemical Engineering. He is a CFA Charterholder and is 45 years old.

The Registrant entered into a Director Agreement with Mr. Mann, which is applicable throughout his tenure on the Board. The Registrant agreed to pay Mr. Mann a fee for his service of $50,000 per year, payable at Mr. Mann's discretion in cash or common stock at market value. In addition, upon execution of the Director Agreement, the Registrant awarded 500,000 shares of restricted common stock to Mr. Mann, which will vest over a three year period of service on the Board. The award agreement provides that whenever Mr. Mann is re-elected to the Board at an annual meeting of the shareholders, the Registrant will grant him additional restricted shares equal to 0.25% of the fully diluted outstanding shares.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Registrant also entered into a Consulting Agreement with Paul Mann, pursuant to which Mr. Mann will provide guidance to the research and development activities carried out by the Company. In compensation for those services, the Registrant issued to Mr. Mann one million (1,000,000) performance restricted share units ("PSUs"). On July 13, 2024, if the Consulting Agreement remains in force, the Registrant will issue shares of common stock in settlement of the PSUs. The number of shares to be issued will be determined on the basis of the market price for the common stock at that time or the Registrant's Market Cap at that time.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10-a	Director Agreement dated July 13, 2021 between Healthtech Solutions, Inc. and Paul Mann
10-b	Consulting Agreement dated July 13, 2021 between Healthtech Solutions, Inc. and Paul Mann

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Healthtech Solutions, Inc.

Date: July 19, 2021	By:	/s/ Edward Swanson Edward Swanson, Chief Executive Officer

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